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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (Nos. 333-106200 and 333-106200-01) of our report dated February 3, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in the PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2002. In addition, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (Nos. 333-106200 and 333-106200-01) of our report dated February 3, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in the PPL Energy Supply, LLC Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
July 2, 2003